Exhibit 99.(d)(25)

SEVENTH AMENDMENT TO THE EXPENSE REIMBURSEMENT AGREEMENT
FOR THE TIAA-CREF INSTITUTIONAL MUTUAL FUNDS

          AMENDMENT, dated February 1, 2008, to the Expense Reimbursement Agreement dated February 1, 2006 (the “Agreement”), as amended, by and between TIAA-CREF Institutional Mutual Funds (the “Trust”) and Teachers Advisors, Inc. (“Advisors”).

          WHEREAS, Advisors has proposed, and the Trust’s Board of Trustees has approved, revised expense reimbursement levels for each series (“Fund”) of the Trust (except the Lifecycle Funds and the Enhanced Index Funds);

          NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the Trust and Advisors hereby agree to amend the Agreement as follows:

1.	Section 1 of the Agreement shall be replaced in its entirely by the following:

Term of Agreement. This Agreement shall commence as of February 1, 2006. With respect to the Subject Funds that are managed to an index (set forth on Exhibit A as the “Index Funds”), this Agreement shall continue in force until the close of business on April 30, 2010. Except as noted below, this Agreement shall continue in force for all other Subject Funds until the close of business on January 31, 2009. With respect to the Lifecycle 2045, 2050 and Retirement Income Funds and the Enhanced International Equity Index, Enhanced Large-Cap Growth Index and Enhanced Large-Cap Value Index Funds, this Agreement shall continue in force until the close of business on April 30, 2009. The Agreement may be terminated earlier than the dates specified above upon written agreement by the parties hereto.

2.	Section 2 of the Agreement shall be replaced in its entirely by the following:

Reimbursement of Expenses of the Subject Funds. Advisors hereby agrees to reimburse the Retail Class, Retirement Class and Institutional Class shares of the Funds for the total expenses of the Funds that exceed, on an annual basis, the percentages of average daily net assets set forth on Exhibit B. For purposes of assessing any reimbursement under the Agreement, any fees categorized as “Acquired Fund Fees and Expenses,” as defined by the Securities and Exchange Commission in Form N-1A, shall not be included in the Funds’ total expense amounts.

3.	The Agreement shall be amended by replacing Exhibit B with the following table:

	Institutional Cl	Retirement Cl	Retail Cl
Growth & Income Fund	0.52%	0.77%	0.66%
International Equity Fund	0.60%	0.85%	0.74%
Large-Cap Growth Fund	0.52%	0.77%	0.66%

Large-Cap Value Fund	0.52%	0.77%	0.66%
Mid-Cap Growth Fund	0.55%	0.80%	0.69%
Mid-Cap Value Fund	0.55%	0.80%	0.69%
Small-Cap Equity Fund	0.55%	0.80%	0.69%
Large-Cap Growth Index Fund	0.09%	0.34%	N/A
Large-Cap Value Index Fund	0.09%	0.34%	N/A
Equity Index Fund	0.09%	0.34%	0.23%
S&P 500 Index Fund	0.09%	0.34%	N/A
Mid-Cap Growth Index Fund	0.09%	0.34%	N/A
Mid-Cap Value Index Fund	0.09%	0.34%	N/A
Mid-Cap Blend Index Fund	0.09%	0.34%	N/A
Small-Cap Growth Index Fund	0.09%	0.34%	N/A
Small-Cap Value Index Fund	0.09%	0.34%	N/A
Small-Cap Blend Index Fund	0.09%	0.34%	N/A
International Equity Index Fund	0.15%	0.40%	N/A
Social Choice Equity Fund	0.22%	0.47%	0.36%
Real Estate Securities Fund	0.57%	0.82%	0.71%
Managed Allocation Fund II	0.00%	0.25%	0.00%
Bond Fund	0.35%	0.60%	0.45%
Bond Plus Fund II	0.35%	0.60%	0.45%
Short-Term Bond Fund II	0.30%	0.55%	0.40%
High-Yield Fund II	0.40%	0.65%	0.50%
Tax-Exempt Bond Fund II	0.35%	N/A	0.45%
Inflation-Linked Bond Fund	0.35%	0.60%	0.45%
Money Market Fund	0.15%	0.40%	0.25%
Enhanced Large-Cap	0.40%	N/A	N/A
Growth Index Fund
Enhanced Large-Cap Value Index Fund	0.40%	N/A	N/A

Enhanced International	0.55%	N/A	N/A
Equity Index Fund
Lifecycle 2010 Fund	0.00%	0.25%	N/A
Lifecycle 2015 Fund	0.00%	0.25%	N/A
Lifecycle 2020 Fund	0.00%	0.25%	N/A
Lifecycle 2025 Fund	0.00%	0.25%	N/A
Lifecycle 2030 Fund	0.00%	0.25%	N/A
Lifecycle 2035 Fund	0.00%	0.25%	N/A
Lifecycle 2040 Fund	0.00%	0.25%	N/A
Lifecycle 2045 Fund	0.00%	0.25%	N/A
Lifecycle 2050 Fund	0.00%	0.25%	N/A
Lifecycle Retirement
Income Fund	0.00%	0.25%	0.00%

          4.     The Agreement shall be amended by deleting Exhibit C.

          IN WITNESS WHEREOF, the Trust and Advisors have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers on the day and year first written above.

TIAA-CREF INSTITUTIONAL MUTUAL FUNDS

By:
Title:

TEACHERS ADVISORS, INC.

By:
Title: